Exhibit 10.2

1997 EMPLOYEE STOCK PURCHASE PLAN
OF INCYTE CORPORATION

(As amended on April 13, 2023)

The following constitute the provisions of the 1997 Employee Stock Purchase Plan of Incyte Corporation, as amended and restated effective November 17, 2020 and as further amended on April 13, 2023.

1.            Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The Plan includes two components: a 423 Component and a Non-423 Component. It is the intention of the Company (but the Company does not undertake) to have the 423 Component qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan, with respect to the 423 Component, shall accordingly be construed and administered in a manner consistent with the requirements of that section of the Code. Except as otherwise provided in the Plan or determined by the Administrator, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

2.            Definitions.

(a)            “423 Component” shall mean the part of the Plan, which excludes the Non-423 Component, pursuant to which options to purchase Common Stock that satisfy the requirements for an Employee Stock Purchase Plan under Section 423 may be granted to eligible Employees.

(b)            “Administrator” shall mean the Board or a committee consisting exclusively of members of the Board that has been appointed by the Board and authorized to administer the Plan.

(c)	“Board” shall mean the Board of Directors of the Company.

(d)	“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

(e)	“Common Stock” shall mean the Common Stock, $.001 par value, of the Company.

(f)	“Company” shall mean Incyte Corporation, a Delaware corporation.

(g)            “Compensation” shall mean all cash salary, wages, commissions and bonuses, but shall not include any imputed income or income arising from the exercise or disposition of equity compensation. The Administrator shall have discretion to determine the application of this definition to eligible Employees outside the United States, in accordance with the requirements of Section 423 for Employees participating in the 423 Component.

(h)            “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Administrator or by an executive officer of the Company, from time to time in the Administrator’s or such officer’s sole discretion, as eligible to participate in the 423 Component or Non-423 Component. A listing of Designated Subsidiaries and whether they are designated as eligible to participate in the 423 Component or the Non-423 Component shall be maintained as Appendix A to the Plan.

(i)            “Effective Date” shall mean November 17, 2020.

(j)            “Employee” shall mean any individual who is an employee of the Company or its Designated Subsidiaries for tax purposes whose customary employment is at least twenty (20) hours per week and more than five (5) months in any calendar year, provided that “Employee” shall also mean an individual who is an employee of the Company or its Designated Subsidiaries for tax purposes whose customary employment is less than twenty (20) hours per week and less than five (5) months in any calendar year where required by applicable law and, with respect to the 423 Component, consistent with the requirements of Section 423 (in each case, as determined by the Administrator in its discretion). For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or its Designated Subsidiaries, as applicable. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(k)	“Enrollment Date” shall mean the first day of each Offering Period.

(l)            “Enrollment Period” means the period during which an eligible Employee may elect to participate in the Plan, with such period occurring before the first day of each Offering Period, as prescribed by the Administrator.

(m)	“Exercise Date” shall mean the last Trading Day of each Purchase Period.

(n)	“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(1)            If the Common Stock is listed on any established stock exchange other than The Nasdaq Stock Market, its Fair Market Value shall be the last reported sale price for the Common Stock reported for such date by the applicable composite transactions report for such exchange; or

(2)            If the Common Stock is listed on The Nasdaq Stock Market, its Fair Market Value shall be the last reported sale price for the Common Stock reported for such date by The Nasdaq Stock Market;

(3)            If the Common Stock is not listed on a stock exchange but is traded over-the-counter on such date, its Fair Market Value shall be the closing price for such date or, if no closing price is reported, shall be equal to the mean between the last reported representative bid and ask prices for such date, as reported by OTC Markets Group Inc. or similar organization;

(4)            If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Administrator in good faith on such basis as it deems appropriate.

For any date that is not a Trading Day, the Fair Market Value of a share of Stock for such date shall be determined by using the last reported, closing or bid and asked prices, as applicable, for the immediately preceding Trading Day. In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(o)            “Non-423 Component” shall mean the part of the Plan, which excludes the 423 Component, pursuant to which options to purchase Common Stock that are not intended to satisfy the requirements for an Employee Stock Purchase Plan may be granted to eligible Employees.

(p)            “Offering” shall mean an offering of an option to purchase shares of Common Stock during an Offering Period, as further described in Section 4, under either the 423 Component or the Non-423 Component. Unless otherwise determined by the Administrator, each Offering under the Plan in which eligible Employees of one or more Designated Subsidiaries may participate will be deemed a separate offering for purposes of Section 423, even if the dates of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. With respect to an Offering under the 423 Component, the terms of separate Offerings need not be identical, provided that all eligible Employees granted options in a particular Offering will have the same rights and privileges, except as otherwise may be permitted by Section 423; an Offering under the Non-423 Component Offering need not satisfy such requirements.

(q)            “Offering Periods” shall mean the periods of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 1 and November 1 of each year and terminating on the last Trading Day in the periods ending twenty-four (24) months later. Notwithstanding the foregoing, Offering Periods beginning on or after November 1, 2023 shall be periods of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 1 and November 1 of each year and terminating on the last Trading Day in the periods ending six (6) months later. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

(r)            “Plan” shall mean this 1997 Employee Stock Purchase Plan of Incyte Corporation, as amended from time to time, including both the 423 Component and the Non-423 Component.

(s)            “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

(t)            “Purchase Period” shall mean the approximately six-month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date. The duration and timing of Purchase Periods may be changed pursuant to Section 4 of this Plan.

(u)            “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(v)            “Section 423” shall mean Section 423 of the Code and the U.S. Treasury Regulations thereunder.

(w)            “Subsidiary” shall mean a corporation (as defined in U.S. Treasury Regulation section 1.421-1(i)), domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(x)            “Tax-Related Items” shall mean any income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising out of or in relation to an eligible Employee’s participation in the Plan, including, but not limited to, the grant or exercise of an option to purchase shares of Common Stock, the receipt of shares of Common Stock or the sale or other disposition of shares of Common Stock acquired under the Plan.

(y)            “Trading Day” shall mean a day on which the national securities exchange or stock market on which the Common Stock is principally traded, or, if the Common Stock is not listed or quoted on any securities exchange or stock market, the New York Stock Exchange, is open for trading.

3.            Eligibility.

(a)            Except as otherwise required by applicable law and subject to Sections 3(b) and 3(c) below, any Employee who has been employed for one month or more on a given Enrollment Date shall be eligible to participate in the Plan.

(b)            Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, its parent or any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company, its parent and Subsidiaries accrues at a rate which exceeds U.S. Twenty-Five Thousand Dollars (US$25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

(c)            Any provisions of the Plan to the contrary notwithstanding, an eligible Employee who works for a Designated Subsidiary and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering under the 423 Component to violate Section 423. In the case of an Offering under the Non-423 Component, an Employee (or group of Employees) may be excluded from participation in the Plan or an Offering if the Administrator has determined, in its sole discretion, that participation of such Employee(s) is not advisable or practicable for any reason.

4.            Offering Periods. The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1 and November 1 each year, or on such other dates as the Administrator shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Administrator or a committee thereof shall have the power to change the duration of Offering Periods (including the commencement dates thereof) and Purchase Periods thereunder with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.            Participation.

(a)            An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions and filing it with the Company’s stock administrator (or by completing the electronic enrollment process through the Company’s designated Plan broker) during the Enrollment Period.

(b)            Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6.            Payroll Deductions.

(a)            At the time a participant files his or her subscription agreement (or completes the electronic enrollment process), he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not less than one percent (1%) and not more than ten percent (10%) of the participant’s Compensation, with such amount designated in integral multiples of one percent (1%); provided, however, that the aggregate of such payroll deductions during any Offering Period shall not exceed ten percent (10%) of the participant’s aggregate Compensation during such Offering Period. If required under applicable law or if specifically provided in the Offering or otherwise permitted by the Administrator (and, with respect to the 423 Component, to the extent permitted under Section 423), in addition to or instead of making contributions to the Plan by payroll deductions, a participant may make contributions through the payment by cash, check or wire transfer, provided that the same requirements and limitations shall apply in the case of such other contributions and provided further that the Administrator may establish any procedures it considers to be necessary or advisable for the administration of the Plan and, with respect to the 423 Component, the requirements of Section 423. For purposes of the Plan, references to “payroll deductions” includes such other contributions, if applicable.

(b)            All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c)            A participant may discontinue his or her participation in the Plan as provided in Section 10, or may increase or decrease the rate of his or her payroll deductions as provided in this Section 6(c). A participant may increase the rate of his or her payroll deductions only as of the beginning of a Purchase Period. Such increase shall take effect with the first payroll following the beginning of the new Purchase Period provided the participant has completed and delivered to the Company’s stock administrator a new subscription agreement authorizing the increase in the payroll deduction rate at least ten (10) business days prior to the beginning of the new Purchase Period (or indicated a change via the Company's electronic process according to the time frame indicated by the Company). A participant may decrease the rate of his or her payroll deductions each payroll period. Any decrease shall become effective as of the first payroll period following the date that the participant completes and delivers to the Company’s stock administrator a new subscription agreement authorizing the decrease in the payroll deduction rate (or indicated a change via the Company's electronic process). However, if the subscription agreement is not received (or the electronic change is not completed) at least five (5) business days prior to such payroll period, the decrease shall become effective as of the second succeeding payroll period. The Administrator may, in its discretion, limit the number of participation rate changes during any Offering Period. Subject to the foregoing, a participant’s subscription agreement (or electronic enrollment election) shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof, provided that the participant will be deemed to have accepted the terms and conditions of the Plan and the Offering in effect at the time each subsequent Offering Period begins.

(d)            Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Such a decrease shall not be treated as a withdrawal from the Plan subject to Section 10, unless the participant elects to withdraw pursuant to Section 10. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless the participant elects to withdraw from the Plan as provided in Section 10 hereof.

(e)            At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Tax-Related Items, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company or a Designated Subsidiary, as applicable, may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary to meet applicable withholding obligations, including any withholding required to make available any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7.            Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than eight thousand (8,000) shares of Common Stock (subject to any adjustment pursuant to Section 18) on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

8.            Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares of Common Stock shall be exercised automatically on the Exercise Date, and the maximum number of full shares of Common Stock subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be, in the discretion of the Administrator, either refunded to the participant or retained in the participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her. If, on the Exercise Date, as delayed to the maximum extent permissible, the purchase of the shares of Common Stock would not be in material compliance with all applicable laws and regulations, as determined by the Company in its sole discretion, the option will not be exercised and any accumulated but unused payroll deductions will be refunded to the participant as soon as practicable.

9.            Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, a share certificate or certificates representing the number of shares of Common Stock so purchased shall be delivered to a brokerage account designated by the Company and kept in such account pursuant to a subscription agreement between each participant and the Company and subject to the conditions described therein which may include a requirement that shares be held and not sold for certain time periods or be held with a designated broker and/or in a designated account, or the Company shall establish some other means for such participants to receive ownership of the shares.

10.            Discontinuation; Withdrawal.

(a)            A participant may discontinue his or her participation in the Plan only by withdrawing from the Plan as provided in this Section 10. A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan by giving written notice to the Company (or by withdrawing from the Plan via the electronic process available through the Company’s designated Plan broker). Such notice must be received by the Company or the Plan broker no later than 5:00 p.m. Eastern Time on the second Trading Day preceding the Exercise Date, or such other time preceding the Exercise Date as may be specified by the Company or the Plan broker, as applicable). All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of a timely notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant is an eligible Employee and that time and delivers to the Company a new subscription agreement (or completes the electronic enrollment process) in accordance with Section 5(a).

(b)            A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the participant withdraws from the Plan, subject to compliance with Section 5(a).

11.            Termination or Transfer of Employment.

(a)            Upon a participant’s ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option shall be automatically terminated, unless otherwise required by applicable law.

(b)            Unless otherwise determined by the Administrator, a participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Designated Subsidiary that has been designated for participation in the Plan will not be treated as having terminated employment for purposes of participating in the Plan or an offering; however, if a participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the participant’s option to purchase Common Stock will be qualified under the 423 Component only to the extent such exercise complies with Section 423. If a participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the option to purchase Common Stock will remain non-qualified under the Non-423 Component. The Administrator may establish different and additional rules governing transfers between separate Offerings within the 423 Component and between Offerings under the 423 Component and Offerings under the Non-423 Component.

12.            Interest. No interest shall accrue on the payroll deductions of a participant in the Plan or be payable or otherwise due to the participant or his or her beneficiary, unless otherwise required by applicable law.

13.            Stock.

(a)            The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be ten million three hundred fifty thousand (10,350,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. For the avoidance of doubt, up to the maximum number of shares of Common Stock reserved under this Section 13 may be used to satisfy purchases of shares under the 423 Component and any remaining portion of such maximum number of shares of Common Stock may be used to satisfy purchases of shares under the Non-423 Component.

(b)            The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

(c)            Shares purchased by a participant under the Plan shall be registered in the name of the participant (or, to the extent permitted under applicable law as determined by the Administrator in its discretion, in the name of the participant and his or her spouse).

14.            Administration.

(a)            The Plan shall be administered by the Administrator. The Administrator shall have full and exclusive discretionary authority to adopt such rules, guidelines and forms as it deems appropriate to implement the Plan, to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

(b)            Without limitation to Section 14(a) above, the Administrator will have the power, subject to, and within the limitations of, the express provisions of the Plan to adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside the United States. Without limiting the generality of, and consistent with, the foregoing, the Administrator specifically is authorized to adopt rules, procedures, and sub-plans regarding, without limitation, eligibility to participate in the Plan and the 423 Component or Non-423 Component thereof, the definition of eligible “Compensation,” handling of payroll deductions, establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements, and which, if applicable to a Designated Subsidiary designated for participation in the Non-423 Component, do not have to comply with the requirements of Section 423.

15.            Designation of Beneficiary.

(a)            The Company may, but is not obligated to, permit a participant to file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash, in a form or manner that is deemed to be acceptable to the Company. In addition, the Company may, but is not obligated to, permit a participant to file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option, in a form or manner that is deemed to be acceptable to the Company. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)            The Company may, but is not obligated to, permit such designation of beneficiary to be changed by the participant by written notice in a form or manner that is deemed to be acceptable to the Company.

(c)            In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan and applicable law (such validity being determined by the Company in its sole discretion) who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.            Transferability. Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant (other than by will, the applicable laws of descent and distribution or as may be provided pursuant to Section 15 hereof). Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.            Use of Funds. Except as otherwise required by applicable law (as determined by the Administrator in its sole discretion), all payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18.            Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)            Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of outstanding shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)            Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator.

(c)            Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, limited liability company or other entity, the Plan shall terminate upon the date of the consummation of such transaction and any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress shall end on the New Exercise Date, unless the plan of merger, consolidation or reorganization provides otherwise. The New Exercise Date shall be determined by the Administrator in its sole discretion; provided, that the New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof. The Plan shall in no event be construed to restrict the Company’s right to undertake any liquidation, dissolution, merger, consolidation or other reorganization.

19.            Amendment or Termination.

(a)            The Board (or any committee thereof to which it delegates such authority) may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board (or any committee thereof to which it delegates such authority) on any Exercise Date if the Board (or such committee) determines that the termination of such Offering Period is in the best interests of the Company and its stockholders. For purposes of the 423 Component, to the extent necessary to comply with Section 423 (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b)            Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods or Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

20.            Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.            Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the U.S. Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or stock market upon which the shares may then be listed, and any other applicable securities, exchange control or other regulations, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.            No Rights As An Employee. Nothing in the Plan or in any right granted under the Plan shall confer upon a participant any right to continue in the employ of the Company or any Designated Subsidiary for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or any Designated Subsidiary or of a participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause (subject to applicable law).

23.            Term of Plan. The Plan, as amended and restated, shall become effective upon the Effective Date. It shall continue until terminated under Section 19 hereof.

24.            Automatic Transfer to Low Price Offering Period. To the extent permitted by any applicable laws, regulations, or stock exchange rules, for any Offering Period scheduled to continue past an Exercise Date, if the Fair Market Value of the Common Stock on such Exercise Date is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.